UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEEMENT

Background

As previously disclosed by Industrial Property Trust Inc. (the “Company”) in Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2015 and February 3, 2016 (the “Prior Reports”), two wholly-owned subsidiaries of the Company, IPT BTC I GP LLC (the “General Partner”) and IPT BTC I LP LLC (the “IPT Limited Partner” and, together with the General Partner, the “IPT Partners”) are partners in the Build-To-Core Industrial Partnership I LP (the “BTC Partnership”). As disclosed in the Prior Reports, the IPT Partners currently own a 20% interest in the BTC Partnership and third party limited partners (collectively, the “Third Party Partners”) own the remaining 80% interest in the BTC Partnership. The Second Amended and Restated Agreement of Limited Partnership of the BTC Partnership, dated as of January 28, 2016 (the “BTC Partnership Agreement”) sets forth the terms pursuant to which the BTC Partnership continues to invest in a portfolio of industrial properties located in certain major United States distribution markets, targeted to be comprised of approximately (i) 80% development investments and (ii) 20% core and value-add investments.

Pursuant to the BTC Partnership Agreement, the General Partner is obligated to provide, directly or indirectly by appointing an affiliate or a third party, acquisition and asset management services and, to the extent applicable, development management and development oversight services (collectively, the “BTC Advisory Services”). As compensation for providing the BTC Advisory Services, the BTC Partnership is obligated to pay the General Partner, or its designee, certain fees in accordance with the terms of the BTC Partnership Agreement. The General Partner and Industrial Property Advisors LLC, the advisor to the Company (the “Advisor”), entered into an amended and restated agreement, effective as of February 12, 2015 as further amended on November 25, 2015 and January 28, 2016 (the “Services Agreement”), pursuant to which the General Partner appointed the Advisor to provide the BTC Advisory Services and assigned to the Advisor the fees payable pursuant to the BTC Partnership Agreement for providing the BTC Advisory Services. The Services Agreement has been amended and restated, as described below under “Amendments to Agreements.” In addition, the BTC Partnership Agreement contains procedures for making distributions to the parties, including incentive distributions to the General Partner, which are subject to certain investment return thresholds being achieved. The General Partner previously agreed to share with the Advisor a portion of any incentive distributions paid to the General Partner by the BTC Partnership in an amount equal to 60% of the percentage interest of the BTC Partnership held by partners other than the IPT Partners (the “Promote”). Further, the Services Agreement, prior to being amended as described below, provided that it would terminate upon termination of that certain Fourth Amended and Restated Advisory Agreement, dated as of August 12, 2016, by and among the Company, the Advisor and Industrial Property Operating Partnership LP (the “Advisory Agreement”), with the exception that if the Advisory Agreement was terminated other than for “cause,” the Advisor would have the right, in its sole discretion, to require the General Partner to seek the consent of the Third Party Partners to sell 50% of the General Partner’s general partner interest in the BTC Partnership to the Advisor for the fair market value of the interest. In such event, the Services Agreement would have required the General Partner to seek the Third Party Partners’ consent to the sale and the admission of the Advisor as an administrative general partner of the BTC Partnership. If the Advisor had been made the administrative general partner, then the Services Agreement would have terminated and the Advisor would have continued to provide the BTC Advisory Services and receive the same fees and Promote as those to which the Advisor had been entitled under the Services Agreement prior to its termination, but the Advisor would not control or manage the BTC Partnership. The Services Agreement provided that if the Third Party Partners did not consent or if the Advisor determined not to purchase the interest, then the Services Agreement would terminate.

Amendments to Agreements

On September 15, 2016, the BTC Partnership Agreement and the Services Agreement were amended and the IPT Partners entered into the Letter Agreement (defined below), in order to amend the structure of the arrangement between the Advisor, the General Partner and the BTC Partnership. The amended structure does not change the economic interests of the parties, including between the Company and the Advisor. As part of this restructuring, Industrial Property Advisors Sub I LLC, a wholly-owned subsidiary of the Advisor (the “Advisor Sub”), was admitted as a special limited partner of the BTC Partnership in exchange for a $10,000 capital contribution, pursuant to the Third Amended and Restated Agreement of Limited Partnership of the BTC Partnership, dated September 15, 2016 (the “Amended BTC Partnership Agreement”). The Advisor Sub was admitted as a special limited partner for the sole purpose of enabling the Advisor, through its ownership of the Advisor Sub, to receive payment of any Promote to which the Advisor had been entitled under the Services

Agreement from the BTC Partnership, rather than having any such payment from the BTC Partnership first pass through the General Partner before reaching the Advisor. Following the admission of the Advisor Sub as the special limited partner, the IPT Partners continue to own a 20% interest in the BTC Partnership and the Third Party Partners continue to own the remaining 80% interest in the BTC Partnership. As the special limited partner, the Advisor Sub has no authority to participate in or control the business or affairs of the BTC Partnership and is not required to participate in capital calls or otherwise make additional capital contributions to the BTC Partnership. The Advisor Sub is not entitled to distributions from the BTC Partnership in excess of its capital contribution and the Promote to which the Advisor already had been entitled under the Services Agreement.

In connection with the execution of the Amended BTC Partnership Agreement, the General Partner, the Advisor and the Advisor Sub entered into that certain Second Amended and Restated Agreement, dated as of September 15, 2016 (the “Amended Services Agreement”). The parties entered into the Amended Services Agreement in order for the Advisor to assign its right, title and interest in the agreement to the Advisor Sub and to remove the provisions requiring the General Partner to pay the Promote to the Advisor, given that the Advisor Sub has become a special limited partner of the BTC Partnership and is entitled to receive the Promote directly from the BTC Partnership. Like the Services Agreement, the Amended Services Agreement provides that the fees payable to the Advisor pursuant to the Advisory Agreement are reduced by the product of (i) the fees actually paid to the Advisor Sub pursuant to the Amended Services Agreement, and (ii) the percentage interest of the BTC Partnership owned by the IPT Partners. As was the case under the Services Agreement before it was amended, the Amended Services Agreement provides that it will terminate upon termination of the Advisory Agreement with the exception that if the Advisory Agreement is terminated other than for “cause,” the Advisor Sub will have the option, in its sole discretion, to seek to become the administrative general partner of the BTC Partnership; provided, that, the Advisor Sub will not be permitted to exercise this option in the event that the termination of the Advisory Agreement is a result of the consummation of a sale of all of the IPT Partners’ interests in the BTC Partnership to an unaffiliated party and the IPT Partners elect to exercise their rights under that certain letter agreement regarding drag-along rights, dated as of September 15, 2016 (the “Letter Agreement”), to require the Advisor Sub to sell all of its interest in the BTC Partnership to such party. Unlike the Services Agreement, the Amended Services Agreement does not require the General Partner to attempt to sell 50% of its general partner interest in the BTC Partnership to the Advisor Sub in order to enable the Advisor Sub to exercise its option to seek to become the administrative general partner of the BTC Partnership. In the event the Advisor Sub exercises its option to seek to become the administrative general partner, the General Partner will seek the Third Party Partners’ consent to make the Advisor Sub the administrative general partner of the BTC Partnership. If the Advisor Sub is made the administrative general partner, then the Amended Services Agreement will terminate and the Advisor Sub will continue to provide the BTC Advisory Services and receive the same fees as those to which the Advisor Sub was entitled under the Amended Services Agreement prior to its termination, but the Advisor Sub will not control or manage the BTC Partnership. If the Third Party Partners do not consent or if the Advisor determines not to seek to become the administrative general partner, then the Amended Services Agreement will terminate.

The foregoing description of the Amended BTC Partnership Agreement, the Amended Services Agreement and the Letter Agreement is qualified in its entirety by reference to such agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

Amendments to Distribution Reinvestment Plan and Share Redemption Program

The board of directors of the Company has approved and adopted the Third Amended and Restated Distribution Reinvestment Plan (the “Amended DRP”). The Company amended the price at which additional shares of the same class may be purchased pursuant to the distribution reinvestment plan to a price equal to the estimated net asset value (“NAV”) per share of the Class A shares and the Class T shares, respectively, most recently disclosed by the Company in a public filing with the SEC. The Amended DRP will take effect on October 31, 2016. Accordingly, distributions declared for the third quarter, which are expected to be paid no later than October 15, 2016, will be reinvested at the current distribution reinvestment plan prices of $9.9187 per Class A Share and $9.8298 per Class T Share, respectively. The new estimated NAV per share pricing under the Amended DRP will first be applied to any distributions for the fourth quarter, which are presently expected to be paid no later than January 15, 2017. The Company next expects to disclose an estimated NAV per share in a public filing with the SEC no later than December 30, 2016, such that any distributions for the fourth quarter that are reinvested pursuant to the Amended DRP will be reinvested at a price equal to the estimated NAV per share of the Class A shares and the Class T shares, respectively, that the Company discloses on or before December 30, 2016. Such estimated NAV per share may be higher or lower than the current purchase price for shares under the distribution reinvestment plan.

If a participant wishes to terminate participation in the Amended DRP prior to the anticipated date of the reinvestment of distributions for the fourth quarter of 2016, participants must notify the Company in writing of such decision, and the Company must receive the notice by the close of business on December 30, 2016. Notice of termination should be sent to:

For regular mail:	For overnight deliveries:
Dividend Capital	Dividend Capital
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO Box 219079	430 West 7th Street, Suite 219079
Kansas City, Missouri 64121-9079	Kansas City, Missouri 64105

Additionally, the board of directors of the Company has approved and adopted the Second Amended and Restated Share Redemption Program (the “Amended SRP”), which also will take effect on October 31, 2016. The Amended SRP will continue to provide eligible stockholders with limited, interim liquidity by enabling them to present for redemption all or a portion of their shares of the Company’s Class A shares or Class T shares. Subject to the limitations of the Amended SRP and the special pricing applicable to redemptions in connection with the death of a stockholder, stockholders may redeem shares under the Amended SRP at a price equal to or at a discount from the initial purchase price such stockholder paid for the shares being redeemed and the amount of the discount will vary based upon the length of time that such stockholder held the shares subject to redemption, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than one year	No Redemption Allowed
One year	92.5%
Two years	95.0%
Three years	97.5%
Four years and longer	100.0%

The share redemption program has been amended to reflect that if the Company is no longer engaged in a public offering of primary shares, the redemption price will continue to be calculated in accordance with the above table (subject to the limitations and exceptions described in the program); provided, that, if the redemption price calculated in accordance with the terms of the share redemption program would result in a price that is higher than the estimated NAV per share of the Class A shares and the Class T Shares, respectively, most recently disclosed by the Company in a public filing with the SEC, then the redemption price will be equal to the respective estimated NAV per share most recently disclosed by the Company in a public filing with the SEC.

As previously announced, the board of directors of the Company has determined that the Company will cease new sales of primary offering shares at the earlier to occur of either (i) December 21, 2016 or (ii) the date on which the Company has raised approximately $500 million of additional gross proceeds from the sale of primary offering shares (calculated starting on August 15, 2016). Accordingly, the Company presently expects that its public offering of primary shares will terminate before the anticipated redemption date for any shares submitted for redemption during the fourth quarter of 2016, which, if redeemed, would be redeemed no later than January 15, 2017. Accordingly, the redemption price for any shares tendered for redemption during the fourth quarter, including any shares tendered in connection with the death of a stockholder, will be no greater than the estimated NAV per share of the Class A shares and the Class T Shares, respectively, which the Company expects to disclose in a public filing with the SEC no later than December 30, 2016. The respective estimated NAV per share disclosed by the Company no later than December 30, 3016 may not be equal to the price calculated in accordance with the above table or the price a stockholder paid for their shares of our common stock being redeemed.

The board of directors, in its sole discretion, may determine at any time to modify the Amended SRP to redeem shares at a price that is higher or lower than the price paid for the shares by the redeeming stockholder. In addition, there are limitations on stockholders’ ability to have their shares of the Company’s common stock redeemed pursuant to the Amended SRP, which are described in more detail in the Amended SRP filed herewith as Exhibit 4.2. For a stockholder’s shares to be eligible for redemption in a given quarter, the Company must receive a written notice from the stockholder or from an authorized representative of the stockholder in good order and on a form approved by the Company at least 15 days before the end of the applicable quarter, or by December 16, 2016 in the case of redemption requests to be submitted during the fourth quarter. If the Board determines to materially amend, suspend or terminate the Amended SRP, the Company will provide stockholders with 30 days’ prior notice. Any notice of the material amendment, suspension or termination of the Amended SRP will be provided by the Company in a Current Report on Form 8-K filed with the SEC.

The foregoing description of the Amended DRP and the Amended SRP is qualified in its entirety by reference to the Amended DRP and the Amended SRP, copies of which are filed herewith as Exhibits 4.1 and 4.2 and are incorporated by reference herein.

The prices per share of each respective class of shares offered pursuant to the Amended DRP and the redemption price per share that a stockholder will be eligible to receive under the Amended SRP will not represent the fair value of the Company’s assets less liabilities in accordance with GAAP, and such prices per share will not serve as a representation, warranty or guarantee that: (i) a stockholder would be able to realize the respective price per share if such stockholder attempted to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the respective price per share upon the Company’s liquidation or sale; (iii) shares of the Company’s common stock would trade at the respective price per share on a national securities exchange; or (iv) a third party would offer the respective price per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Third Amended and Restated Distribution Reinvestment Plan, effective as of October 31, 2016

4.2	Second Amended and Restated Share Redemption Program, effective as of October 31, 2016

10.1	Third Amended and Restated Agreement of Limited Partnership of Build-To-Core Industrial Partnership I LP, dated as of September 15, 2016, by and among IPT BTC I GP LLC, IPT BTC I LP LLC, Industrial Property Advisors Sub I LLC, bcIMC International Real Estate (2004) Investment Corporation, bcIMC (WCBAF) Realpool Global Investment Corporation and bcIMC (USA) Realty Div A2 LLC.

10.2	Second Amended and Restated Agreement by and among IPT BTC I GP LLC, Industrial Property Advisors Sub I LLC, and Industrial Property Advisors LLC, dated as of September 15, 2016.

10.3	Letter Agreement Regarding Drag-Along Rights, dated as of September 15, 2016, by and among IPT BTC I GP LLC, IPT BTC I LP LLC and Industrial Property Advisors Sub I LLC

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits filed herewith, contains forward-looking statements (including, without limitation, statements concerning the potential future payments to the Advisor Sub, distributions to the General Partner and the Advisor Sub by the BTC Partnership, the timing of the disclosure of the next estimated NAV per share, future redemptions pursuant to the Amended SRP and future reinvestments of cash distributions pursuant to the Amended DRP) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the future operating performance of the Company’s investments, the level of participation in the Amended DRP, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended or supplemented by the Company’s other filings with the SEC. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

September 20, 2016	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer

EXHIBIT INDEX

4.1	Third Amended and Restated Distribution Reinvestment Plan, effective as of October 31, 2016

4.2	Second Amended and Restated Share Redemption Program, effective as of October 31, 2016

10.1	Third Amended and Restated Agreement of Limited Partnership of Build-To-Core Industrial Partnership I LP, dated as of September 15, 2016, by and among IPT BTC I GP LLC, IPT BTC I LP LLC, Industrial Property Advisors Sub I LLC, bcIMC International Real Estate (2004) Investment Corporation, bcIMC (WCBAF) Realpool Global Investment Corporation and bcIMC (USA) Realty Div A2 LLC.

10.2	Second Amended and Restated Agreement by and among IPT BTC I GP LLC, Industrial Property Advisors Sub I LLC, and Industrial Property Advisors LLC, dated as of September 15, 2016.

10.3	Letter Agreement Regarding Drag-Along Rights, dated as of September 15, 2016, by and among IPT BTC I GP LLC, IPT BTC I LP LLC and Industrial Property Advisors Sub I LLC